Exhibit 99.2

PERPETUAL FEDERAL SAVINGS BANK

120 N. Main Street

Urbana, Ohio 43078

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Michael R. Melvin and/or Steven R. Bohl, and each of them individually, as attorneys and proxies of the undersigned, each with full power of substitution, to represent and to vote all of the shares of common stock of Perpetual Federal Savings Bank (“PFSB”) that the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”), with all powers which the undersigned would possess if personally present at the Special Meeting, to be held at the offices of PFSB, located at 120 N. Main Street, Urbana, Ohio 43078, on September 8, 2021 at 1:30 p.m., local time, or at any adjournment or postponement thereof.

The Board of Directors of PFSB recommends that you vote “FOR” Proposals 1 and 2.

1.

To approve the Agreement and Plan of Reorganization and Merger, dated May 4, 2021, between Farmers & Merchants Bancorp, Inc. and PFSB, and to approve the transactions contemplated thereby (the “Merger Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve one (1) or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Such other matters which may properly be presented at the Special Meeting or any adjournment or postponement of the Special Meeting.

IF PROPERLY EXECUTED AND RETURNED TO PFSB, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF PFSB. AT THIS TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement and prospectus relating to the Special Meeting.

Please sign your name exactly as it appears on the label affixed. When shares are held by two or more persons as co-owners, both or all should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full corporate, company, or partnership name by authorized officer.

PLEASE PROMPTLY COMPLETE, SIGN, AND DATE, AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Dated: , 2021
Signature

Signature, if held jointly

Printed name(s)